Kodiak AI Reports Second Quarter 2026 Results and Advances Toward Long-Haul Driverless Launch
•Kodiak deployed seven additional driverless trucks during Q2, bringing the customer-owned fleet to 35 vehicles at quarter-end
•Kodiak Driver-powered trucks surpassed 40,000 Cumulative Hours of Paid Driverless Operations through Q2
•Kodiak introduced its seventh-generation autonomous truck platform, enhancing the performance and reliability of the Kodiak Driver

MOUNTAIN VIEW, Calif. (August 6, 2026) — Kodiak AI, Inc. (Nasdaq: KDK), a leading provider of Physical AI-powered autonomous vehicle technology, today announced results for the second quarter, which ended June 30, 2026.

During the quarter, Kodiak delivered strong operating and financial results while achieving significant commercial, technology, and partnership milestones. The Company announced the seventh-generation (Gen7) Kodiak Driver, the latest iteration of its AI-powered autonomous driving technology, and continued advancing toward driverless long-haul operations by year-end.

“In the second quarter, we delivered on what matters most: commercial validation at scale,” said Don Burnette, Founder and Chief Executive Officer of Kodiak. “We launched our seventh-generation autonomous platform and continued our march toward driverless long-haul operations by year-end. Every deployment, every driverless mile, and every product improvement strengthens the foundation for Kodiak's next phase of growth.”
Kodiak’s Seventh Generation Driverless Platform
Kodiak’s Gen7 system is built to achieve higher efficiency, modularity, reliability, serviceability, and practicality for commercial fleets. The technology highlights include:

•A more compact design that simplifies integration, enhances reliability, and supports a broader range of vehicle configurations, including lower-cost day cab configurations
•Nearly 50% more compute power than Gen6, providing more power to support ongoing software advancements
•Greater reliability, with stress testing indicating that Gen7 SensorPods and compute enclosures are expected to have nearly 50% greater operational lifetimes than those of prior generations
These improvements reflect Kodiak’s continued focus on building technology that maximizes reliability and addresses real customer needs.
Second Quarter Results and Business Highlights:
•Deployed seven additional driverless trucks, for a total of 35 Customer-Owned Driverless Vehicles as of the end of Q2
•Surpassed 40,000 Cumulative Hours of Paid Driverless Operations through Q2, representing a 71% increase from the end of Q1
•Delivered more than 300,000 tons of freight in Q2 alone
•Exceeded 20,000 Cumulative Loads Delivered as of the end of Q2, representing approximately 32% growth from the end of Q1
•Made significant progress toward targeted long-haul driverless launch by the end of the year, increasing Autonomy Readiness Measure to 91% as of July
•Accelerated the use of Kodiak’s revolutionary AI-powered BreakPoint technology, which can now execute over one million simulations per hour, running on a minimal compute budget of around a tenth of a penny per simulation
•Expanded driverless truck deployment to cover a second simultaneous load-out point along Atlas's 42-mile Dune Express sand conveyor system, supporting geographic expansion across the Permian Basin
•Kicking off first international pilot for West Fraser in Canada, one of the world’s largest wood products companies
•Selected for Phase II of the Defense Innovation Unit’s Robotic Operation for Autonomous Delivery and Sustainment (ROADS) demonstration
•Q2 Revenue of $3.5 million, representing 91% growth quarter-over-quarter
•Q2 Net Cash used in operating activities of $34.1 million

•Q2 Free Cash Flow (Non-GAAP) of negative $38.1 million
•Ended Q2 with $151.1 million in Cash and Cash Equivalents and Marketable Securities
“We delivered another strong quarter of revenue, driven by expanded driverless deployments, growth in our recurring Driver-as-a-Service business, and disciplined financial execution,” said Surajit Datta, Chief Financial Officer of Kodiak. “Our results reflect continued momentum in commercializing the Kodiak Driver and reinforce our confidence in our long-term growth opportunity, our ability to scale customer deployments, and our disciplined approach to executing our strategy.”

Upcoming Conferences
Management will present at the following investor conferences:
•Deutsche Bank 2026 Chicago Industrials Summit on August 11, 2026 at 2 p.m. CT (12 p.m. PT)
•J.P. Morgan Auto Conference on August 12, 2026 at 1:40 p.m. ET (10:40 a.m. PT)
•Evercore 9th Annual AI Forum on September 29, 2026 at 9:40 a.m. ET (12:40 p.m. PT)
A live and archived webcast of the presentations will be available on Kodiak’s Investor Relations section of the Company’s website, https://kodiak.ai/investors.
Conference Call Information
Management will host a conference call to discuss the second quarter results today at 5:00 p.m. ET (2:00 p.m. PT).
The call may be accessed through a live audio webcast on the Investor Relations section of the Company’s website, https://kodiak.ai/investors. An audio replay will be available at the same location.
About Kodiak AI, Inc.
Kodiak AI, Inc. was founded in 2018 and is a leading provider of AI-powered autonomous vehicle technology that is designed to help tackle some of the toughest driving jobs. Kodiak's driverless solution can help address the critical problem of safely transporting goods in the face of unprecedented supply chain challenges. Kodiak's vision is to become the trusted world leader in autonomous ground transportation. Kodiak is committed to a safer and more efficient future for all through the commercialization of driverless trucking at scale. To that end, Kodiak developed the Kodiak Driver, a virtual driver that combines advanced AI-powered software with modular and vehicle-agnostic hardware designed to help address Kodiak's customers' needs. The Kodiak Driver is not just an idea—it is commercially operating without anyone in the cab today. Kodiak serves customers in the long-haul trucking, industrial trucking, and defense industries. In 2024, Kodiak believes it achieved a historic milestone by becoming the first company to deploy customer-owned and -operated driverless trucks in commercial service.
For more information about Kodiak, please visit https://kodiak.ai/investors.

Contacts
Kodiak Media Relations
Daniel Goff
VP of External Affairs
+1 646-515-3933
dan@kodiak.ai
Stacy Morris
Futurista Communications for Kodiak
+1 310-415-9188
stacy.morris@futuristacommunications.com
Kodiak Investor Relations
Steve Philistin
Senior Investor Relations Manager
investors@kodiak.ai

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including Kodiak’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding: Kodiak’s operational and product roadmap, its relationships with partners and suppliers, and its ability to produce and deploy the Kodiak Driver at scale; expectations regarding Kodiak’s expansion plans and opportunities, including its addressable markets and the timing of launching driverless trucks for long-haul highways operations; expectations regarding the benefits of Kodiak’s Gen7 platform; Kodiak’s expected liquidity; and other expectations regarding Kodiak’s future business and financial performance, such as Kodiak’s approach to operational and financial discipline, its future cash flows, and path to profitability and free cash flow. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Kodiak’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Kodiak. These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; the rapid evolution of autonomous vehicle technology and flaws or errors in Kodiak’s solutions or flaws in or misuse of autonomous vehicle technology in general; risks related to the rollout of Kodiak’s business and the timing of expected business milestones; the effects of competition on Kodiak’s business; supply shortages in the materials necessary for the production of the Kodiak Driver; risks related to working with third-party manufacturers for key components of the Kodiak Driver; risks related to the retrofitting of Kodiak’s vehicles by third parties; the termination or suspension of any of Kodiak’s contracts or the reduction in counterparty spending; delays in Kodiak’s operational roadmap with key partners and customers; and Kodiak’s ability to raise capital in the future. Additional information concerning these and other factors that may impact such forward-looking statements can be found in filings by Kodiak with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or any assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Kodiak may not presently know or that Kodiak currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Kodiak’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements should not be relied upon as representing Kodiak’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Kodiak specifically disclaims any obligation to update any forward-looking statements.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we consider certain non-GAAP measures, including the following, which we use to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
This press release and our earnings call may also include references to forward-looking free cash flow, a non-GAAP financial measure. To the extent that such forward-looking financial measures are provided, they are presented on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
We define these non-GAAP financial measures as their respective GAAP measures, each excluding stock-based compensation expense. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure our performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Free Cash Flow
We define free cash flow as net cash used in operating activities, which is the most directly comparable measure calculated in accordance with GAAP, less purchases of property and equipment. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.

Kodiak AI, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values; unaudited)

	June 30, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$46,750	$50,761
Marketable securities	104,306	69,908
Accounts receivable	512	879
Prepaid expenses and other current assets	4,967	4,464
Total current assets	156,535	126,012
Restricted cash	984	1,450
Property and equipment, net	31,301	26,553
Operating lease right-of-use assets	5,447	5,261
Other assets	117	131
Total assets	$194,384	$159,407
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$1,011	$1,455
Accrued expenses and other current liabilities	12,432	11,354
Operating lease liabilities, current	2,153	1,916
Debt, current portion	656	1,065
Second lien loans	12,025	10,872
Total current liabilities	28,277	26,662
Debt, net of current portion	29,460	29,878
Operating lease liabilities, noncurrent	3,509	3,584
Common stock warrants	97,734	158,346
Other liabilities	1,137	804
Total liabilities	160,117	219,274
Commitments and contingencies
Redeemable convertible preferred stock
Series A cumulative redeemable convertible preferred stock, par value $0.0001	223,185	223,185
Stockholders’ deficit
Common stock, $0.0001 par value	19	17
Additional paid-in capital	625,883	570,578
Accumulated other comprehensive (loss) income	(118)	22
Accumulated deficit	(814,702)	(853,669)
Total stockholders’ deficit	(188,918)	(283,052)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$194,384	$159,407

Kodiak AI, Inc.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(In thousands, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$3,499	$503	$5,329	$1,974
Operating expenses:
Research and development	22,702	12,218	40,252	22,352
General and administrative	12,439	7,161	24,859	12,286
Truck and freight operations	10,649	5,470	18,954	9,475
Sales and marketing	1,386	1,001	2,792	1,807
Total operating expenses	47,176	25,850	86,857	45,920
Loss from operations	(43,677)	(25,347)	(81,528)	(43,946)
Other income (expenses):
Interest expense	(909)	(1,160)	(1,805)	(2,424)
Interest income and other, net	(524)	294	525	463
Change in fair value of common stock warrants	58,280	—	122,938	—
Change in fair value of second lien loans	(679)	(2,154)	(1,153)	(2,154)
Change in fair value of simple agreements for future equity	—	(84,173)	—	(192,548)
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	(1,183)	—	(1,298)
Total other income (expenses), net	56,168	(88,376)	120,505	(197,961)
Net (loss) income before income taxes	12,491	(113,723)	38,977	(241,907)
Income tax expense	(14)	(3)	(10)	(4)
Net (loss) income	$12,477	$(113,726)	$38,967	$(241,911)
Unrealized losses on marketable securities, net of tax	(116)	—	(140)	—
Comprehensive (loss) income	$12,361	$(113,726)	$38,827	$(241,911)

Net (loss) income	$12,477	$(113,726)	$38,967	$(241,911)
Adjustments to net (loss) income attributable to common stockholders[1]	(50,152)	—	(54,433)	—
Net loss attributable to common stockholders	$(37,675)	$(113,726)	$(15,466)	$(241,911)

Net loss per common share, basic[1]	$(0.20)	$(1.89)	$(0.09)	$(4.05)
Net loss per common share, diluted[1]	$(0.50)	$(1.89)	$(0.73)	$(4.05)
Weighted-average common shares outstanding, basic	187,241	60,197	181,825	59,720
Weighted-average common shares outstanding, diluted	193,203	60,197	188,886	59,720
___________________________
[1] Net loss per common share for the three and six months ended June 30, 2026 reflects the deduction of cumulative dividends and a $46.1 million non-cash deemed dividend associated with the Series A cumulative redeemable convertible preferred stock. The deemed dividend resulted from a conversion price adjustment in May 2026. Net loss attributable to common stockholders used in calculating basic net loss per share was $37.7 million and $15.5 million for the three and six months ended June 30, 2026, respectively. Net loss attributable to common stockholders used in calculating diluted net loss per share reflects the additional deduction of $58.3 million and $122.9 million in fair value gains on liability-classified warrants, resulting in a net loss of $96.0 million and $138.4 million for the three and six months ended June 30, 2026, respectively.

Kodiak AI, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities:
Net income (loss)	$38,967	$(241,911)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,058	1,247
Stock-based compensation	12,403	4,891
Non-cash lease expense	1,031	904
Accretion of discount on marketable securities	(612)	—
Transaction costs allocated to common stock warrants	1,984	—
Change in fair value of second lien loans	1,153	2,154
Change in fair value of simple agreements for future equity	—	192,548
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	1,298
Change in fair value of common stock warrants	(122,938)	—
Non-cash interest expense	225	460
(Gain) loss on disposal of property and equipment, net	(221)	130
Changes in operating assets and liabilities:
Accounts receivable	367	744
Prepaid expenses and other current assets	(38)	206
Other assets	14	—
Accounts payable	345	3,078
Accrued expenses and other current liabilities	1,331	(1,790)
Operating lease liabilities	(1,021)	(898)
Other liabilities	333	77
Net cash used in operating activities	(63,619)	(36,862)
Investing activities:
Proceeds from maturities of marketable securities	70,267	—
Proceeds from sales of property and equipment	684	—
Purchases of marketable securities	(104,193)	—
Purchases of property and equipment	(9,464)	(5,236)
Net cash used in investing activities	(42,706)	(5,236)
Financing activities:
Repayment of debt	(1,052)	(6,174)
Proceeds from issuance of second lien loans	—	29,740
Proceeds from issuance of simple agreements for future equity	—	23,660
Proceeds from issuance of common stock and warrants in connection with a private placement	100,000	—
Proceeds from exercise of stock options	1,454	886
Proceeds from exercise of common stock warrants	7,156	—
Payments of offering costs	(5,210)	(2,474)
Net cash provided by financing activities	102,348	45,638
Net change in cash and cash equivalents and restricted cash	(3,977)	3,540
Cash and cash equivalents and restricted cash at beginning of period	52,211	18,159
Cash and cash equivalents and restricted cash at end of period	$48,234	$21,699

Kodiak AI, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Research and development expense reconciliation:
GAAP research and development	$22,702	$12,218	$40,252	$22,352
Stock-based compensation	(2,754)	(1,735)	(5,196)	(2,920)
Non-GAAP research and development	$19,948	$10,483	$35,056	$19,432

General and administrative expense reconciliation:
GAAP general and administrative	$12,439	$7,161	$24,859	$12,286
Stock-based compensation	(3,075)	(995)	(6,114)	(1,477)
Non-GAAP general and administrative	$9,364	$6,166	$18,745	$10,809

Truck and freight operations expense reconciliation:
GAAP truck and freight operations	$10,649	$5,470	$18,954	$9,475
Stock-based compensation	(192)	(109)	(360)	(177)
Non-GAAP truck and freight operations	$10,457	$5,361	$18,594	$9,298

Sales and marketing expense reconciliation:
GAAP sales and marketing	$1,386	$1,001	$2,792	$1,807
Stock-based compensation	(358)	(174)	(733)	(317)
Non-GAAP sales and marketing	$1,028	$827	$2,059	$1,490

Total operating expenses reconciliation:
GAAP operating expenses	$47,176	$25,850	$86,857	$45,920
Stock-based compensation	(6,379)	(3,013)	(12,403)	(4,891)
Non-GAAP operating expenses	$40,797	$22,837	$74,454	$41,029

Loss from operations reconciliation:
GAAP loss from operations	$(43,677)	$(25,347)	$(81,528)	$(43,946)
Stock-based compensation	6,379	3,013	12,403	4,891
Non-GAAP loss from operations	$(37,298)	$(22,334)	$(69,125)	$(39,055)

Kodiak AI, Inc.
Selected Cash Flow Information
(In thousands; unaudited)
Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net cash used in operating activities	$(34,125)	$(20,356)	$(63,619)	$(36,862)
Purchases of property and equipment	(3,933)	(2,916)	(9,464)	(5,236)
Free cash flow	$(38,058)	$(23,272)	$(73,083)	$(42,098)